Exhibit 99.1

McEwen Copper’s Los Azules Joins Argentina’s Large Investment Incentive Regime (RIGI)

Argentina endorses a USD 2.7 billion investment for the development of Los Azules, one of the country’s most significant mining projects.

Toronto, Canada and Buenos Aires / San Juan, Argentina 26th of September, 2025 – McEwen Copper Inc.(“McEwen Copper”) is pleased to announce, as communicated by Minister of Economy Luis Caputo in his X account, the approval of Los Azules to participate in Argentina’s Large Investment Incentive Regime (RIGI), a key policy instrument to promote strategic initiatives that drive the country’s productive development.

The Project’s inclusion in the RIGI encompasses an investment of US $2.672 billion, consolidating under a single plan the exploration, construction, and operational stages of the copper mining development project located in Calingasta, San Juan Province.

This milestone represents a decisive endorsement from Argentina for a project set to become the first in the nation’s mining history to produce high-purity copper cathodes, ready for direct industrial use. The approval not only endorses the technical and financial robustness of Los Azules but also its sustainable approach, designed from the outset to minimize environmental and water impacts, operate entirely on renewable energy and contribute to local economic development in a structural and long-term manner.

Los Azules is projected to generate more than US $30 billion in export revenues (based on the Preliminary Economic Assessment (PEA) base case published in June 2023) and deliver a substantial net inflow of foreign currency to Argentina, while creating significant positive impacts in employment, local development, and tax revenues at both the provincial and national levels.

“This approval reinforces McEwen Copper’s long-term commitment to Argentina and the Province of San Juan, advancing a model of modern, responsible, and sustainable mining. The integration of Los Azules into the RIGI under a single strategic investment plan enhances operational predictability and establishes a clear framework for engagement with the State and future partners,” said Michael Meding, Vice President of McEwen Copper and General Manager of the Los Azules Project.

“The RIGI sends a powerful message to international investors: Argentina is open to supporting long-term projects in energy and critical metals. This framework strengthens confidence in the country and creates the right environment to secure the financing required for mining ventures. For Los Azules, it marks a decisive step that allows us to advance the development and unlock the potential of a copper deposit of global significance,” said Rob McEwen, Chairman and Chief Owner of McEwen Inc.

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Key benefits of RIGI include legal, fiscal, and customs stability for 30 years, such as:

•	Legal certainty, including dispute resolution mechanisms and safeguards against regulatory changes.

•	Tax incentives including the application of the 25% lowest tax bracket for companies (down from the general 35%), a 50% reduction in the dividend withholding tax, accelerated depreciation for new capital investments, early VAT recovery, and long-term tax stability.

•	Streamlined customs and foreign exchange procedures, including the import of capital goods and debt repayment facilitation.

Next Steps: Toward Feasibility and Construction

The Environmental Impact Declaration (EIA) for construction and operation was approved in December 2024, the feasibility study is on track for completion by the end of October 2025, and the official inclusion of Los Azules in the RIGI has been confirmed. The Project is now positioned to begin construction, subject to detailed engineering and securing financing. In parallel, McEwen Copper plans to continue to aggressively explore around Los Azules to potentially extend the size and life of the resource. This progress reinforces McEwen Copper’s standing as a leader in sustainable mining and a strategic driver of economic and social development in San Juan and across Argentina.

ABOUT MCEWEN INC.

McEwen Inc. is a gold and silver producer with operations in Nevada (USA), Canada, Mexico, and Argentina. The Company owns 46.4% of McEwen Copper, which develops the large, advanced-stage Los Azules copper project. Los Azules aims to become Argentina's first regenerative copper mine.

Focused on enhancing productivity and extending the life of its assets, the Company's goal is to increase its share price and provide a yield to investors. Rob McEwen, Chairman and Chief Owner, has a personal investment in the companies of US$205 million.

McEwen Inc.´s shares are publicly traded on the New York Stock Exchange (NYSE) and the Toronto Stock Exchange (TSX) under the symbol "MUX".

ABOUT MCEWEN COPPER

McEwen Copper Inc. holds a 100% interest in the Los Azules copper project in San Juan, Argentina and the Elder Creek copper/gold project in Nevada, USA.

Los Azules is the 9th largest undeveloped copper deposit in the world. It is designed to be distinctly different from conventional copper mines by consuming significantly less water, emitting much lower carbon emissions, and progressing towards carbon neutrality by 2038. Additionally, it will be powered by 100% renewable electricity once operational. The PEA published in June 2023 for the Project estimates a $2.7 billion after-tax NPV8% at $3.75/lb Cu, a 27-year mine life, a copper resource of 10.9 billion pounds at grade 0.40% Cu (Indicated category) and an additional 26.7 billion pounds at grade 0.31% Cu (Inferred category). For more details about the Los Azules PEA click here.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as of the date of this news release, are McEwen Inc.'s (the "Company") estimates, forecasts, projections, expectations, or beliefs as to future events and results for both its consolidated operations and those of McEwen Copper Inc. (“McEwen Copper”). Forward-looking statements and information regarding the Company and McEwen Copper are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Company management, are inherently subject to significant business, economic, and competitive uncertainties, risks, and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive, receive in a timely manner or retain permits or other approvals required in connection with operations, the risk that the RIGI regime may be curtailed, extinguished or amended, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risks, as well as other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See the Company’s Annual Report on Form 10-K for the fiscal year ended December 31st, 2024, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company and McEwen Copper. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Inc.

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